Loan No. [LOAN NUMBER]

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is executed as of ____________, 2011, by and between SB PARTNERS, a New York limited partnership ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association ("Lender").

R E C I T A L S

A.
Lender has previously made a loan to Borrower in the principal sum of TWENTY-TWO MILLION AND NO/100 DOLLARS ($22,000,000) (the "Loan") as evidenced by that certain Promissory Note, dated September 17, 2007 (the "Original Note").

B.
Borrower is the sole member of EAGLE IV REALTY, LLC (the "Maple Grove Owner"), which owns certain real property located at 11400 73rd Avenue North, Maple Grove, MN and more fully described in Exhibit A hereto and all improvements (the "Improvements") now or hereafter situated thereon and all appurtenances thereto (the "Maple Grove Property").

C.	Borrower, Maple Grove Owner and Lender are parties to that certain Joinder and Assumption Agreement dated as of September 17, 2007 (the "Joinder Agreement").

D.
Borrower is the sole member of LINO LAKES REALTY, LLC (the "Lino Lakes Owner"), which owns certain real property located at 435 Park Court, Lino Lakes, MN and more fully described in Exhibit B hereto and all improvements now or hereafter situated thereon and all appurtenances thereto (the "Lino Lakes Property", and together with the Maple Grove Property, collectively, the "Properties").

E.
Borrower has made a principal payment of $11,930,430.08 to Lender to pay down a portion of the principal balance of the Loan (the "Curtailment") so that the Original Note is now in the reduced principal amount of $10,069,569.92.

F.
In consideration of the payment of the Curtailment, Lender has agreed to accept from Borrower simultaneously herewith two promissory notes which replace the Original Note (the "Replacement Notes"), and Lender and Borrower have agreed to extend the maturity date of the Loan, all subject to and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree for themselves, their successors and assigns as follows effective as of the date of this Agreement (the "Effective Date"):

ARTICLE 1.   LOAN

1.1.
LOAN.  Lender has previously lent to Borrower and Borrower has borrowed from Lender the Loan.  The Loan shall be evidenced by the Replacement Notes.  Certain obligations of Borrower under the Replacement Notes shall be secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement on the Maple Grove Property executed by the Maple Grove Owner (the "Mortgage") and a Pledge Agreement executed by Borrower with respect to its membership interests in Maple Grove Owner (the "Pledge") each of which are being executed and delivered to Lender simultaneously herewith.

1.2.
PRINCIPAL PREPAYMENT.  Borrower hereby represents that the Curtailment is the Net Naperville Proceeds, as hereinafter defined, from the December 3, 2010 sale of 175 Ambassador Drive, Naperville, IL (the "Naperville Property"), which was owned by 175 Ambassador Realty, LLC (the "Naperville Owner"), which in turn is solely owned by Borrower.  After the payment of the Curtailment, the balance of the Replacement Notes shall be as provided in Section 1.3 below.  "Net Naperville Proceeds" means an amount equal to:  (i) the gross consideration due and paid (the "Gross Naperville Consideration") by or on behalf of the purchaser to Borrower and/or Naperville Owner for the Naperville Property minus (ii) the sum of: (A) reasonable and customary credits and prorations and reasonable and customary real estate selling and closing costs due and paid by Borrower and/or Naperville Owner in connection with such closing (collectively, "Closing Costs"); and (B) without duplication of any cost included in clause (A) above, any release price or other repayment or prepayment of principal, interest or prepayment fees or premiums required pursuant to any applicable secured debt instruments to be paid by Naperville Owner to any lender of such secured debt secured by a lien on such Naperville Property in connection with such closing, and actual bona fide transaction costs due and paid by Naperville Owner and/or Borrower in connection with such release, repayment or prepayment transaction; and (C) $500,000 of the Gross Naperville Consideration, which shall be deposited in accordance with this Agreement on the date hereof into the Reserve Account, as defined in Article 2 herein. A calculation of the Net Naperville Proceeds is set forth on the attached Exhibit C.

1.3.
ORIGINAL NOTE.  The Original Note is hereby split into the A-Note and the B-Note, which together constitute the Replacement Notes, in each case made by Borrower to the order of Lender, which shall amend, restate, supersede and replace the Original Note.  The A-Note is in the principal amount of FOUR MILLION SIXTY NINE THOUSAND FIVE HUNDRED SIXTY NINE AND 92/100 DOLLARS ($4,069,569.92) which gives effect to the reduction of the principal of the Loan by the Curtailment.  The B-Note is in the principal amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000).

1.4.
LOAN DOCUMENTS; EFFECTIVE DATE.  Borrower shall deliver to Lender concurrently with this Agreement the Replacement Notes, the Mortgage, the Pledge, the Manager Subordination Agreement and any other documents required by Lender and agreed to by Borrower, as hereafter amended, supplemented, replaced or modified, each properly executed and in recordable form, as applicable, described in Exhibit D ("Loan Documents").  The effective date ("Effective Date") of the Loan Documents shall be the date of this Agreement as set forth on page 1 above.

1.5.	A-NOTE TERMS.

a.
Original Maturity Date.  The initial maturity date of the A-Note shall be July 31, 2014 (the "A-Note OriginalMaturity Date"), at which time all sums due under the A-Note shall be repaid in full subject to two extension options as set forth herein.

b.
First Option to Extend.  Borrower shall have the option to extend the A-Note Original Maturity Date to July 31, 2015 (the "A-Note First Extended Maturity Date"), upon satisfaction of each of the following conditions precedent:

(i) Borrower shall provide Lender with written notice of Borrower’s request to exercise the first option to extend the A-Note not more than ninety (90) days but not less than thirty (30) days prior to the A-Note Original Maturity Date;

(ii)  As of the date of Borrower’s delivery of notice of request to exercise the first option to extend the A-Note, and as of the A-Note Original Maturity Date, no Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(iii)  As of the date of Borrower’s delivery of notice of request to exercise the first option to extend the A-Note, and as of the A-Note Original Maturity Date, the Properties (so long as they have not been sold as permitted by the Loan Documents) shall be one hundred (100%) percent leased (for purposes of this Article 1, such term shall require leases of all of the leasable space at the Properties which are in full force and effect) pursuant to the Existing Tenant Leases, as hereinafter defined, or pursuant to leases entered into after the Effective Date on market terms with Lender’s prior approval in accordance herewith; and

(iv)  Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the first option to extend the A-Note and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements as may be reasonably required by Lender.

c.
Second Option to Extend.  Borrower shall have the option to extend the A-Note First Extended Maturity Date to July 31, 2016 (the "A-Note Second Extended Maturity Date"), upon satisfaction of each of the following conditions precedent:

(i) Borrower shall provide Lender with written notice of Borrower’s request to exercise the second option to extend the A-Note not more than ninety (90) days but not less than thirty (30) days prior to the A-Note First Extended Maturity Date;

(ii)  As of the date of Borrower’s delivery of notice of request to exercise the second option to extend the A-Note, and as of the A-Note First Extended Maturity Date, no Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(iii)  As of the date of Borrower’s delivery of notice of request to exercise the second option to extend the A-Note, and as of the A-Note First Extended Maturity Date, the Properties (so long as they have not been sold as permitted by the Loan Documents) shall be one hundred (100%) percent leased pursuant to the Existing Tenant Leases, as hereinafter defined, or pursuant to leases entered into after the Effective Date on market terms with Lender’s prior approval; and

(iv)  Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the second option to extend the A-Note and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements as may be reasonably required by Lender.

d.
Interest Rate.  The unpaid principal amount of the A-Note shall bear interest at a fixed rate of five (5%) percent per annum which shall accrue until the A-Note is repaid in full. Interest accrued on the A-Note shall be due and payable on the first (1st) Business Day of each month commencing with the first (1st) month after the Effective Date ("Due Date").  Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. In computing interest, the Effective Date shall be included and the date of repayment shall be excluded.  Notwithstanding any of the terms and conditions contained in this Section, interest in respect of any amount of the A-Note shall not exceed the maximum rate permitted by applicable law.  "Business Day" shall mean a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender in New York, New York are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

e.
Fixed Amortization.  Borrower shall pay to Lender (in addition to all other payments to be made hereunder), on a monthly basis beginning on the first Business Day of the first month commencing after the date hereof and on the first (1st) Business Day of each month thereafter, until the A-Note has been paid in full, equal monthly payments of principal, in an amount per month equal to $30,000 (the "Monthly Amortization Amount") together with accrued interest thereon; provided, however, each of the first to accrue monthly installments of the Monthly Amortization Amount shall be credited with a portion of $1,430,430.08, which is the Net Naperville Proceeds in excess of $10,500,000, so that the first payment of the Monthly Amortization Amount after fully giving effect to such credit shall be payable on April 1, 2015 in the amount of $9,569.92, and thereafter monthly in the full amount of the Monthly Amortization Amount.  An amortization schedule is attached hereto as Exhibit E.

1.6.	B-NOTE TERMS.

a.
Original Maturity Date.  The initial maturity date of the B-Note shall be April 29, 2018 (the "B-Note OriginalMaturity Date"), at which time all sums due under the B-Note shall be repaid in full, subject to three extension options as set forth herein.

b.
First Option to Extend.  Borrower shall have the option to extend the B-Note Original Maturity Date to a date which is twelve (12) months after the B-Note Original Maturity Date (the "B-Note First Extended Maturity Date"), upon satisfaction of each of the following conditions precedent:

(i) Borrower shall provide Lender with written notice of Borrower’s request to exercise the first option to extend the B-Note not more than ninety (90) days but not less than thirty (30) days prior to the B-Note Original Maturity Date;

(ii)  As of the date of Borrower’s delivery of notice of request to exercise the first option to extend the B-Note, and as of the B-Note Original Maturity Date, no Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(iii)  As of the date of Borrower’s delivery of notice of request to exercise the first option to extend the B-Note, and as of the B-Note Original Maturity Date, the Properties (so long as they have not been sold as permitted by the Loan Documents) shall be one hundred (100%) percent leased pursuant to the Existing Tenant Leases, as hereinafter defined, or pursuant to leases entered into after the Effective Date on market terms with Lender’s prior approval in accordance herewith; and

(iv)  Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the first option to extend the B-Note and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements as may be reasonably required by Lender.

c.
Second Option to Extend.  Borrower shall have the option to extend the B-Note First Extended Maturity Date to a date which is twelve (12) months after the B-Note First Extended Maturity Date (the "B-Note Second Extended Maturity Date"), upon satisfaction of each of the following conditions precedent:

(i) Borrower shall provide Lender with written notice of Borrower’s request to exercise the second option to extend the B-Note not more than ninety (90) days but not less than thirty (30) days prior to the B-Note First Extended Maturity Date;

(ii)  As of the date of Borrower’s delivery of notice of request to exercise the second option to extend the B-Note, and as of the B-Note First Extended Maturity Date, no Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(iii)  As of the date of Borrower’s delivery of notice of request to exercise the second option to extend the B-Note, and as of the B-Note First Extended Maturity Date, the Properties (so long as they have not been sold as permitted by the Loan Documents) shall be one hundred (100%) percent leased pursuant to the Existing Tenant Leases, as hereinafter defined, or pursuant to leases entered into after the Effective Date on market terms with Lender’s prior approval in accordance herewith; and

(iv)  Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the second option to extend the B-Note and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements as may be reasonably required by Lender.

d.
Third Option to Extend.  Borrower shall have the option to extend the B-Note Second Extended Maturity Date to a date which is twelve (12) months after the B-Note Second Extended Maturity Date (the "B-Note Third Extended Maturity Date"), upon satisfaction of each of the following conditions precedent:

(i) Borrower shall provide Lender with written notice of Borrower’s request to exercise the third option to extend the B-Note not more than ninety (90) days but not less than thirty (30) days prior to the B-Note Second Extended Maturity Date;

(ii)  As of the date of Borrower’s delivery of notice of request to exercise the third option to extend the B-Note, and as of the B-Note Second Extended Maturity Date, no Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(iii)  As of the date of Borrower’s delivery of notice of request to exercise the third option to extend the B-Note, and as of the B-Note Second Extended Maturity Date, the Properties (so long as they have not been sold as permitted by the Loan Documents) shall be one hundred (100%) percent leased pursuant to the Existing Tenant Leases, as hereinafter defined, or pursuant to leases entered into after the Effective Date on market terms with Lender’s prior approval in accordance herewith; and

(iv)  Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the third option to extend the B-Note and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements as may be reasonably required by Lender.

e.
Interest Rate.  The unpaid principal amount of the B-Note shall bear interest at a fixed rate of five (5%) percent per annum and which shall accrue until, and only until, the principal of and interest on the A-Note is repaid in full. Interest accrued on the B-Note shall be due and payable on the B-Note Original Maturity Date, as may be extended, or at earlier date(s) as provided in Section 4.2(a)(iv) and 5.3(c) hereof, or upon the acceleration of the maturity of the B-Note pursuant hereto.  Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. In computing interest, the Effective Date shall be included and the date of repayment of the B-Note shall be excluded.  Notwithstanding any of the terms and conditions contained in this Section, interest in respect of any amount of the B-Note shall not exceed the maximum rate permitted by applicable law.

f.	Purchase Option. Borrower shall have the option to purchase the B-Note for One Dollar ($1.00) upon satisfaction of each of the following conditions precedent:

(i)  the Lino Lakes Property, the Maple Grove Property and Borrower’s interest in Sentinel Omaha, LLC ("Omaha") have all been sold or transferred as permitted herein and all proceeds realized therefrom have been applied in accordance with this Agreement;

(ii)  the principal of and interest on the A-Note has been repaid in full; and

(iii)  Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such assignments and any sums then due and payable under the Loan Documents;

(iv)  Lender shall have received a written release satisfactory to Lender of any claims or liabilities to Borrower, under or in respect of the Loan Documents;

(v)  as of the date of Borrower’s exercise of such option, no Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(vi)  Lender shall so transfer the B Note and all collateral security therefor with all faults, without recourse, representation or warranty of any kind or nature express or implied (except that Lender is authorized to do so) pursuant to assignment documents reasonably satisfactory to Lender and Borrower.

1.7.
DEFAULT INTEREST. Notwithstanding the rates of interest and the payment dates specified in this Agreement, at Lender’s option, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments not paid within fifteen (15) days after the same becomes due shall bear interest payable upon demand at a rate which is ten percent (10%) per annum (based on a 360-day year and charged on the basis of actual days elapsed) (the "Default Rate"). In addition, all other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents, if not paid when due or, in the event no time period is expressed, if not paid within fifteen (15) days after written notice from Lender, shall thereafter bear interest at the Default Rate.

1.8.
VOLUNTARY PREPAYMENT.  Borrower may prepay the Loan, whether voluntary, mandatory, upon acceleration, or otherwise, in its entirety (or in part) upon prior written notice to Lender as specified below; provided, however, Borrower shall in any event mandatorily prepay the Loan as provided in Articles 4 and 5 hereof.  Any voluntary prepayment of the Loan shall first be applied to the A-Note and after payment in full of the A-Note to the B-Note.  Any prepayment of the principal of the A-Note shall (except as otherwise expressly provided in this Loan Agreement) be applied to the next due payments of the Monthly Amortization Amount thereof and after payment in full of each Monthly Amortization Amount to the balloon payment then due on the Maturity Date thereof.  As a condition to any voluntary prepayment, Borrower must give prior written notice to Lender not less than five (5) days prior to the date upon which the prepayment shall be made.  Each prepayment shall be in addition to all other amounts otherwise due and owing under the Loan Documents.

ARTICLE 2.    RESERVE ACCOUNT

2.1.
ESTABLISHMENT OF ACCOUNT.  On or prior to the Effective Date, Lender has established the Reserve Account in the name of Borrower for payment of certain Tenant Improvements and Leasing Commissions.  "Tenant Improvements" means, collectively, (a) tenant improvements to be undertaken for any tenant which are required to be completed by or on behalf of the Maple Grove Owner or Lino Lakes Owner pursuant to the terms of such tenant's New Lease entered into by the Maple Grove Owner or Lino Lakes Owner in accordance herewith and (b) tenant improvements paid or reimbursed through allowances to a tenant pursuant to such tenant's New Lease.  "New Lease" shall mean a lease entered into in accordance with Article 9 hereof upon the termination of an Existing Tenant Lease at the Properties as a result of the tenant's default thereunder, or natural expiration thereof, or voluntarily with the consent of Lender.  "Leasing Commissions" means leasing commissions required to be paid by Borrower or Maple Grove Owner or Lino Lakes Owner in connection with the leasing of space to tenants of the Properties pursuant to New Leases entered into by the Maple Grove Owner or Lino Lakes Owner in accordance herewith and payable in accordance with third-party, arm's-length brokerage agreements.  The Reserve Account shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds.  Borrower hereby irrevocably directs and authorizes Lender to withdraw or cause the transfer of funds from the Reserve Account, all in accordance with this Loan Agreement and the other Loan Documents.  Borrower shall have no right of withdrawal in respect of the Reserve Account.  Borrower agrees to pay all standard costs, fees, and expenses incurred in connection with the establishment and maintenance of the Reserve Account, which amounts shall constitute part of the obligations under the Loan Documents and shall be payable within ten (10) days after demand therefor.

2.2.
DISBURSEMENTS FROM ACCOUNT.  On the Effective Date, a portion of the Gross Naperville Consideration in the amount of $500,000 (the "Reserve") has been distributed by the Napervile Owner to Borrower and has been deposited into the Reserve Account.  Upon the request of the Borrower at any time (but not more than once during any calendar month), Lender shall disburse funds held in the Reserve Account to Borrower within ten (10) days after satisfaction of all conditions set forth in this subsection, which funds shall be used by Borrower to make capital contributions to the Maple Grove Owner or Lino Lakes Owner to pay, or to reimburse the Maple Grove Owner or Lino Lakes Owner for its payment of, Leasing Commissions and/or Tenant Improvements costs incurred by the Maple Grove Owner or Lino Lakes Owner in connection with a New Lease of all or part of the Properties entered into after the Effective Date in accordance with the Loan Documents; provided, however, that Lender's obligation to disburse such funds shall be subject to the following conditions: (i) Lender shall have approved the New Lease and brokerage agreement with respect thereto in respect of which the Leasing Commissions and/or Tenant Improvements costs arose; and (ii) Borrower shall have executed and delivered to Lender a certificate (A) attaching true, correct, and complete copies of invoices or requisitions (or other evidence) in respect of the Leasing Commissions and/or Tenant Improvements for which Borrower seeks payment, (B) confirming that the proceeds of the requested disbursement will be used by the Maple Grove Owner or Lino Lakes Owner to pay or reimburse the Maple Grove Owner or Lino Lakes Owner for Leasing Commissions and/or Tenant Improvements costs actually paid by the Maple Grove Owner or Lino Lakes Owner or due and payable by the Maple Grove Owner or Lino Lakes Owner within thirty (30) days and which were or will be paid in accordance with the provisions of the approved New Leases and brokerage agreements, and (C) setting forth in reasonable detail the Leasing Commissions and/or Tenant Improvements to which such funds shall be applied, together with evidence reasonably satisfactory to Lender that such sums were or will within thirty (30) days be due and payable in accordance with the provisions of the brokerage agreements and the New Leases; and (iii) Borrower shall have delivered to Lender any other material information or certificates reasonably requested by Lender in connection with such Leasing Commissions and/or Tenant Improvements, to the extent the same can be independently produced by Borrower.

2.3.
PERMITTED INVESTMENTS.  All funds held in the Reserve Account shall be held in a money market interest-bearing account, which interest shall accrue for the benefit of Borrower.  All interest income in the Reserve Account shall be retained in the Reserve Account.  Borrower acknowledges and agrees that (i) Lender does not make any representation or warranty as to the rate of return for any funds held in the Reserve Account, (ii) Lender shall not have any liability for any loss of funds held in the Reserve Account except for Lender’s gross negligence or willful misconduct, and (iii) no such loss shall affect Borrower's obligations under this Loan Agreement or the other Loan Documents.  Borrower agrees that any income, gains, and losses from the investment of funds in the Reserve Account shall be reported as income or losses of Borrower for all federal, state, and local tax purposes.

2.4.
AMOUNTS IN RESERVE ACCOUNT.  Borrower hereby agrees that the obligations of the Maple Grove Owner and/or Lino Lakes Owner to pay all Leasing Commissions and Tenant Improvement costs shall not be reduced or excused if the funds then available in the Reserve Account are insufficient to pay all such costs.

2.5.
CHANGE OF ACCOUNTS.  Lender in its sole discretion may, from time to time, change the account number of the Reserve Account or the bank or other financial institution or location or branch at which the Reserve Account is held; provided, however, that if any such change is made, Lender will provide contemporaneous written notice to Borrower, including the name of the new bank or financial institution and the name and telephone number of the officer in charge of the account.  Borrower shall, within ten (10) Business Days' notice of any such change, execute and deliver to Lender such agreements or instruments, in form and substance reasonably acceptable to Lender, at Borrower's sole cost and expense, as Lender may reasonably request.

2.6.
REMAINING FUNDS.  Upon the earlier to occur of (a) the maturity of the A-Note or (b) the maturity of the B-Note, or (c) the sale or other transfer of each of the Lino Lakes Property, the Maple Grove Property, and Borrower’s interest in Omaha in accordance with Section 5.2 hereof, Lender shall apply all funds remaining in the Reserve Account in accordance with Section 5, except upon the occurrence of a Default in which event Section 11.2 shall apply.

2.7.
SECURITY INTEREST.  As security for the payment of all present and future liabilities and obligations of Borrower in respect of the Replacement Notes and under the other Loan Documents, Borrower hereby pledges and delivers to Lender, and grants a security interest, assigns, transfers and sets over to Lender, a continuing first priority security interest in and lien on (i) the Reserve Account, (ii) the NOI Account, as hereinafter defined and (iii) all cash from time to time deposited into the Reserve Account and/or the NOI Account, any interest earned thereon and all rights, privileges and options relating thereto or paid or payable, declared or granted in connection therewith, or "proceeds" (as defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC")) of any or all of the foregoing, now existing or hereafter arising (collectively, the "Reserve Account Collateral").  This Agreement shall constitute a security agreement in respect of the Reserve Account Collateral within the meaning of the UCC, and Lender shall have all of the rights, remedies and powers of a secured party hereunder and thereunder. Borrower agrees to sign and deliver to Lender such financing statements and other notices as may from time to time be reasonably requested or as are necessary, in the opinion of Lender, to establish and maintain valid continuing security interests as established herein in the Reserve Account Collateral and to pay any filing or other fees relative thereto.  To the extent permitted by law, Borrower also authorizes Lender to file such financing statements without the signature of Borrower as debtor.  Notwithstanding any other provision hereof, upon the occurrence and during the continuance of a Default, any funds held in the Reserve Account or any interest thereon and any funds in the NOI Account shall be subject to the provisions of the Loan Documents and may be applied by Lender to the payment of the obligations of Borrower under the Loan Documents as Lender may determine in its sole discretion or as may otherwise be provided by the Loan Documents; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as provided herein.  Funds held in the Reserve Account and NOI Account may be commingled with other funds held by Lender provided that such funds may only be utilized in accordance with this Loan Agreement and the other Loan Documents.

ARTICLE 3.   DISBURSEMENT

3.1.
DISBURSEMENT OF LOAN.  Borrower acknowledges, covenants, warrants, represents and agrees that the proceeds of the Loan have heretofore been fully disbursed to Borrower and there is currently outstanding under the Replacement Notes the principal sum of $10,069,569.92.  Lender shall have no obligation to make further disbursements or advances under the Loan.

ARTICLE 4.    APPLICATION OF NOI

4.1.	DEFINITIONS.

a.
"Capital Expenditures" shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles including expenditures for building improvements or major repairs, but excluding leasing commissions and tenant improvements.

b.
"Fund Management Fee" shall mean the fee payable to SB Partners Real Estate Corporation, formerly known as Smith, Barney Real Estate Corporation, (the "Manager"), Borrower’s investment manager, pursuant to that certain agreement dated as of December 4, 1970 by and between SB Partners and the Manager (the "Management Agreement").  Borrower represents that pursuant to the Management Agreement the Fund Management Fee is equal to (x) 2% of the sum of the average daily Aggregate Capital Investment Account and the average daily Amortization Account of Borrower and (y) ½ of 1% of the average daily Capital Cash Account of Borrower, as such capitalized terms are defined in the Management Agreement.  As of the Effective Date, the annual Fund Management Fee is $852,483, provided, however, so long as the Loan shall be outstanding such Fund Management Fee shall not exceed 50% of the lesser of (a) the Fund Management Fee as so calculated or (b) $852,483, during any 12 month period commencing on the Effective Date (the "Management Fee Cap").  The annual Fund Management Fee shall not be changed except with the consent of Lender, which consent Lender may withhold in its sole discretion.

c.
"Impositions" shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Properties and/or any Payments, as defined in the Mortgage, (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon the Properties or any part thereof or any Payments, as defined in the Mortgage, therefrom or any estate, right, title or interest therein.

d.	"Included Capital Expenditures" shall mean Capital Expenditures which do not exceed $300,000 annually, unless otherwise approved by Lender in advance in writing.

e.
"NOI" shall mean as to each calendar month after the Effective Date, Operating Income received during such month less Operating Expenses incurred during such month, calculated as of the 15th day of the next succeeding calendar month.

f.
"Operating Expenses" shall mean, for any period of determination, all expenses directly attributable to the ownership, operation, management, repair and/or maintenance of the Properties (to the extent not Reimbursed from the Reserve Account) including, without limitation (a) Impositions, (b) insurance premiums, (c) property management fees, whether or not actually paid, equal to the actual property management fees, (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the improvements located on the Properties, (e) interest and regularly scheduled principal (without any default interest or fees or sums payable by reason of acceleration) on the indebtedness secured by the first mortgage on the Lino Lakes Property and, in each case, actually paid for by Borrower and/or Maple Grove Owner and/or Lino Lakes Owner, (f) reasonable legal and accounting fees, (g) Included Capital Expenditures, and (h) those expenses set forth in Section 9.1.  Operating Expenses shall not include interest, principal and premium, if any, due under the Replacement Notes, income taxes, Capital Expenditures which are not Included Capital Expenditures, any non-cash charge or expense, such as depreciation or amortization, or any item of expense otherwise includable in Operating Expenses which is paid directly by any tenant except Impositions paid directly to any taxing authority by any tenant.

g.
"Operating Income" shall mean, for any period of determination, all revenue, proceeds or earnings whether in cash or otherwise, derived by Borrower and/or Maple Grove Owner and/or Lino Lakes Owner arising from the Properties and/or Omaha including, without limitation distributions, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments, air conditioning condenser charges, overtime, special service charges and similar charges or otherwise) and other fees and reimbursements and charges payable pursuant to Leases and Payments, as defined in the Mortgage, paid by or on behalf of any lessee under a Lease in whole or partial consideration for the termination of any Lease or otherwise in connection with the Properties and/or Omaha. Operating Income shall not include (a) any Net Proceeds (as defined in Section 5.1), (b) insurance proceeds and condemnation proceeds, (c) proceeds of any financing, (d) proceeds of any sale, exchange or transfer of the Properties and/or Omaha or any part thereof or interest therein, or (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a person or entity other than Borrower and/or Maple Grove Owner and/or Lino Lakes Owner, except for (i) real estate taxes paid directly to any taxing authority by any tenant and (ii) amounts paid in payment of expenses which would otherwise be payable by Borrower to the extent the item for which such payment was made was included in the calculation of Operating Expenses.

h.
"Partnership Expenses" shall mean, with respect to Borrower, reasonable Audit and tax fees, SEC filing costs, SEC XBRI consulting Investor Services and record maintenance, legal, printing, Bookkeeping, IT, Corporate Taxes, Admin. Filing fees and Corporate Insurance based on Borrower's pro rata portion of group expense, as applicable, estimated in Exhibit G; however, SREIS Tax Service Fees and SREC Bank Fees shall be excluded from Partnership Expense.  Any additional items added to Partnership Expenses require Lender's prior written approval.

4.2.
APPLICATION OF NOI.  (a) All NOI for any calendar month shall be deposited in Borrower’s operating account on or before the 15th day of each subsequent month.  Any NOI in such operating account as of the first (1st) Business Day of each month shall be applied in the following order and priority, as more fully illustrated on Exhibit F attached hereto:

(i) First, to monthly interest payments due on the A-Note;

(ii) Second, to the payment of the monthly installment of the Monthly Amortization Amount, if any.

(iii) Third, payment of the Partnership Expenses.

(iv) Fourth, to the payment of one twelfth (1/12) of the Fund Management Fee but limited to the Management Fee Cap.

(b)           To the extent any NOI is remaining after application as set forth in Section 4.2(a) above, such remaining NOI shall be deposited in a non-interest bearing account of Borrower at Wells Fargo Bank, N.A. (the "NOI Account") on or before the first (1st) Business Day of each month.  Any NOI in the NOI Account as of the last day of any twelve (12) month period commencing on the Effective Date or each such annual or annualized period thereafter shall be applied in the following order and priority, on or before the 15th day following the conclusion of each such twelve (12) month period, as more fully illustrated on Exhibit F attached hereto, the first $100,000 thereof to Lender, the next $66,666 to Borrower, and the next available NOI sixty (60%) percent to Lender and forty (40%) percent to Borrower, but in no event more than $250,000 shall be received by Borrower under this clause (b) during any twelve (12) month period commencing on the Effective Date or each such annual or annualized period thereafter ("Borrower's Share of NOI"), but then only to the extent that the sum of the amounts paid to Manager on account of the Management Fee Cap and Borrower's Share of NOI, as so limited and during such twelve (12) month period, does not exceed $700,000, and the remainder of the NOI, as well as any funds received by Lender pursuant to this subsection (b), shall be applied to the outstanding principal balance on the A-Note, and after repayment in full of the A-Note, first to then accrued and unpaid interest and then to principal on the B-Note, and Borrower’s share of the NOI as so limited may be withdrawn from the NOI Account by Borrower in accordance with the foregoing.

4.3.	Interest and the Monthly Amortization Amount on the A-Note must be paid when due regardless of whether there are sufficient amounts in the NOI Account to pay in full the required payment.

ARTICLE 5.    DISPOSITION OF ASSETS AND OTHER PRINCIPAL PAYMENTS

5.1.	DEFINITIONS.

a.
"Affiliate" of any specified person or entity shall mean any other person or entity directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified person or entity, or which directly or indirectly, beneficially owns or holds fifty percent (50%) or more of any class of stock or any other ownership interest in such person or fifty percent (50%) or more of the direct or indirect ownership of which is beneficially owned or held by such person or entity.

b.
"Control" means, when used with respect to any specific person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity whether through ownership of voting securities, beneficial interests, by contract or otherwise, and if such person or entity is a limited liability company, partnership,  corporation or other entity, such power to direct or cause the direction of major or significant decisions and transactions of such entity may be subject to obtaining the consent of one or more other members, partners, shareholders or equity holders of such entity. The definition is to be construed to apply equally to variations of the word "Control" including "Controlled," "Controlling" or "Controlled by."

c.
"Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

d.	"Lino Interests" means the membership interests in Lino Lakes Owner, of which Borrower owns 100%.

e.	"Net Proceeds" means,

(I) with respect to any Transfer of any of the Properties, or Borrower's or its Affiliate’s direct or indirect interest therein, or Borrower’s or its Affiliate’s direct or indirect interest in Omaha, Lino Lakes Owner or Maple Grove Owner (it being understood that direct or indirect interests in Borrower are specifically excluded) (collectively, the "Assets") an amount equal to:  (i) the gross consideration due and paid (the "Gross Transaction Consideration") by or on behalf of the purchaser to Borrower and/or Lino Lakes Owner and/or Maple Grove Owner and/or such Affiliate for such Assets (or portion thereof or interest therein), or otherwise in connection with the closing of such Transfer minus (ii) the sum of: (A) reasonable and customary credits and prorations and reasonable and customary real estate selling and closing costs (e.g., rent and other revenue prorations, security deposit prorations, common area maintenance, utility and operating expense prorations, tenant improvement cost and leasing commission credits and prorations, real estate tax and assessment prorations, title premiums, survey costs, transfer taxes, recording fees, fees of outside counsel) due and paid by Borrower and/or Lino Lakes Owner and/or Maple Grove Owner and/or such Affiliate in connection with such closing (collectively, "Closing Costs"); and (B) without duplication of any cost included in clause (A) above, any release price or other repayment or prepayment of principal, interest or prepayment fees or premiums required pursuant to any applicable secured debt instruments to be paid by Borrower and/or Lino Lakes Owner and/or Maple Grove Owner and/or Omaha and/or such Affiliate to any lender of such secured debt secured by a lien on such Assets (or portion thereof or interest therein) in connection with such Transfer;
(II) with respect to any Refinancing an amount equal to: (i) the excess of the amount of any credit funded by the refinancing lender over any indebtedness so refinanced, which shall not include any portion of such excess credit that is required by the refinancing lender to be used exclusively for interest reserves, real estate tax, insurance premium, operating expense shortfall or other reserves, holdbacks or escrows, or for tenant improvements, leasing commissions or capital improvements in connection with the refinanced property, minus (ii) actual bona fide transaction costs due and paid by Borrower and/or Lino Lakes Owner and/or Maple Grove Owner and/or such Affiliate, in connection with such refinancing transaction.

f.	"Permitted Transfer" is a Transfer which is part of an arms-length transaction with an unaffiliated third party on terms and conditions reasonably approved in writing in advance by Lender.

g.
"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

h.
"Refinancing" as to Borrower, the Maple Grove Owner or Lino Lakes Owner or its Affiliate or the Assets means the incurrence of indebtedness or creation of any lien or any refinancing or other transaction in connection with which there is a change in the amount secured by any mortgage, encumbrance, pledge, hypothecation, security interest or other Lien.

i.	"Omaha Interests" means the membership interests which Borrower owns or may hereafter own in Omaha.

j.
"Transfer", as to any Assets (real or personal), shall mean the conveyance, assignment, sale (including, without limitation, upon foreclosure of any Lien), mortgage, refinancing, encumbrance, pledge, hypothecation, granting of a security interest in, or creation of any other Lien in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any direct or indirect (including without limitation through one or more subsidiaries or other similar ownership structure) legal or beneficial interest in: (a) all or any portion of such Assets; or (b) any equity interest in any entity owning an interest in such Assets or in any obligor in respect of any indebtedness secured in whole or in part by such property, the merger, consolidation, or sale of assets of any such entity or obligor owning any Asset or any direct or indirect interest therein or any obligation in respect of any indebtedness secured in whole or part by such property or the issuance of any additional stock, partnership interests, membership interests, joint venture interests, or other ownership interests, an installment sales agreement wherein the property or any part thereof is to be sold for a price to be paid in installments, and any lease or other arrangement structured in such a manner that it has the practical effect of a sale or other disposition.

5.2.
LIMITATION ON TRANSFERS.  Borrower shall not make or permit any Transfer which is not a Permitted Transfer; provided, however, an involuntary transfer in respect to the Omaha Interests shall not be included in the foregoing prohibition.  Additionally, but without limiting the foregoing, Borrower shall not (a) create, incur, assume or permit to exist any Lien on the Lino Interests, including, without limitation, to the extent assignable or transferable, all of its right, title and interest as a member to exercise rights with respect to the Lino Interests, or sell any of its income or revenues (including accounts receivable) or rights in respect thereof, or (b) create, incur, assume or permit to exist any voluntary Lien on the Omaha Interests, including, without limitation, to the extent assignable or transferable, all of its right, title and interest as a member to exercise rights with respect to the Omaha Interests, or voluntarily sell any of its income or revenues (including accounts receivable) or rights in respect thereof.  The Mortgage shall be released as to the Property (or as to that portion of the Property which is being transferred pursuant to a Permitted Transfer) upon satisfaction of all of the following conditions precedent: (i) the Replacement Notes shall have been repaid in full, including, without limitation, principal and interest and other sums due on the Loan, or, in the event of a Permitted Transfer, upon the occurrence of such Permitted Transfer and application of the Net Proceeds therefrom in accordance with Article 5 of the Loan Agreement; and (ii) all reasonable costs, fees, expenses and other sums paid or incurred by or on behalf of Lender in exercising any of its rights, powers, options, privileges and remedies hereunder or under the Loan Agreement, including reasonable attorneys' fees and disbursements, plus any accrued interest thereon as provided therein, shall have been fully paid in cash.   Borrower agrees to sign and deliver to Lender such financing statements and other notices as may from time to time be reasonably requested or as are necessary, in the opinion of Lender, in connection with the limitations set forth herein.  To the extent permitted by law, Borrower also authorizes Lender to file such financing statements without the signature of Borrower.

5.3.	MANDATORY PAYMENTS. In addition to interest and any other payment obligations hereunder, Borrower shall pay or cause to be paid the following (each, a "Prepayment"):

a.	any proceeds or other earnings, whether in cash or otherwise, of or from the Assets, other than Operating Income; and

b.
the Net Proceeds of any Transfer or Refinancing, contemporaneously with Borrower’s and/or Lino Lakes Owner’s and/or Maple Grove Owner’s and/or its or their Affiliate’s receipt of any such amounts (including when such proceeds are payable in multiple disbursements, each such disbursement or portion thereof).

Lender shall apply each such Prepayment as follows:

(i)
First, to accrued and unpaid interest, next to unpaid fees, and then to the outstanding principal balance and any other amounts owing with respect to the A-Note (and whether or not then due and payable) until all such amounts are repaid in full;

(ii)
Second, the next $3,000,000 of such Prepayment (less the amount of funds from the Reserve Account applied in accordance with Section 2.6 hereof), to accrued and unpaid interest, next to unpaid fees, and then to any outstanding principal balance and any other amounts due and owing with respect to the B-Note;

(iii)
Third, forty (40%) of any remaining Prepayment to Borrower, and sixty (60%) of any such remaining Prepayment to accrued and unpaid interest, next to unpaid fees, and then to the outstanding principal balance and any other amounts due and owing with respect to the B-Note until the B-Note is repaid in full;

(iv)           Fourth, any excess as Borrower may determine in its sole discretion.

Notwithstanding anything to the contrary in the foregoing, any Prepayment received after the occurrence of a Default (but prior to cure of such Default, if applicable) will be applied in accordance with Section 11.2 hereof.

ARTICLE 6.   INSURANCE

Borrower shall, while any obligation of Borrower under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

6.1.
TITLE INSURANCE.  An  extended coverage ALTA Lender’s Policy of Title Insurance ("Title Policy"), together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Mortgage upon the Maple Grove Property, subject only to matters approved by Lender in writing.

6.2.
PROPERTY INSURANCE.  An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may reasonably require, insuring against damage to the Properties in an amount not less than 100% of the full replacement cost of the Properties (exclusive of the costs of excavations, foundations and footings).  Such coverage shall adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise.  Lender shall be named on the policy as to the Maple Grove Property as Mortgagee and named under a Lender’s Loss Payable Endorsement or Standard Mortgagee Clause Endorsement (in form reasonably acceptable to Lender).

6.3.
FLOOD HAZARD INSURANCE.  A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

6.4.
LIABILITY INSURANCE.  A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as reasonably required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Properties and as to the Maple Grove Property naming Lender as an additional insured.

6.5.
OTHER COVERAGE.  Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the region in which the Properties are located.  Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

6.6.
GENERAL.  Borrower shall provide to Lender insurance certificates or other evidence of coverage in form reasonably acceptable to Lender, with coverage amounts, deductibles, limits and retentions as reasonably required by Lender.  All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage).  Lender shall be named under a Lender’s Loss Payable Endorsement or a Standard Mortgagee Clause Endorsement (in form reasonably acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Maple Grove Property.  All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Maple Grove Property is located and must have an A.M. Best Company financial rating and policyholder surplus reasonably acceptable to Lender.

ARTICLE 7.    REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

7.1.	AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business.

7.2.	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations are the valid and binding obligations of Borrower.

7.3.
COMPLIANCE WITH LAWS; USE.  Maple Grove Owner and Lino Lakes Owner each has, and at all times shall have, all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Properties and Improvements, and shall maintain compliance with all governmental requirements applicable to the Properties and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business, and shall require its lessees or licensees to do the same.  The Properties are each a legal parcel lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof.  Borrower shall not initiate or acquiesce to a zoning change of the Properties without prior notice to, and prior written consent from, Lender.  Furthermore, Borrower shall not allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender

7.4.
FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of Lino Lakes Owner, Maple Grove Owner and Omaha, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.  Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

7.5.
BANK OF AMERICA LOAN.  Borrower represents that it has no personal liability, contingent or otherwise, under that certain loan made by Bank of America to Omaha on or about September 18, 2007 (the "Bank of America Loan").

7.6.
NO VIOLATION.  Borrower's, Maple Grove Owner's and Lino Lakes Owner's execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any governmental requirement applicable to the Properties or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower, Maple Grove Owner or Lino Lakes Owner is or the Properties is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

7.7.
LITIGATION.  Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower or Lino Lakes Owner, Maple Grove Owner and Omaha or affecting the Properties.

7.8.
FINANCIAL CONDITION.  All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Properties, the partners, joint venturers or members of Borrower, and/or Lino Lakes Owner, Maple Grove Owner and Omaha, fairly and accurately represent in all material respects the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied.  Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

7.9.
NO MATERIAL ADVERSE CHANGE.  There has been no material adverse change in the financial condition of Borrower and/or Lino Lakes Owner, Maple Grove Owner and Omaha since the dates of the latest financial statements furnished to Lender and, except as provided in the Loan Documents or as otherwise disclosed to Lender in writing, neither Borrower, Maple Gove Owner or Lino Lakes Owner has entered into any material transaction which is not disclosed in such financial statements.

7.10.
ACCURACY.  To Borrower's knowledge, all reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

7.11.
TAX LIABILITY.  Borrower, Maple Grove Owner and Lino Lakes Owner each has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

7.12.
UTILITIES.  All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the occupancy of the Properties are available at or within the boundaries of the Properties.

7.13.
BUSINESS LOAN.  The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan have been or will be used for the personal, family or agricultural purposes of Borrower.  No portion of the Properties is used or will be used as a dwelling.

7.14.
LEASES.  With respect to the Properties, Borrower represents and warrants (a) that the Leases are in full force and effect; (b) that the Rents and the Leases have not been heretofore sold, assigned, transferred, or set over by Borrower, Lino Lakes Owner or Maple Grove Owner or by any person or persons whatsoever (other than in connection with the existing mortgage on the Lino Lakes Property held by The Prudential Insurance Company of America); (c) that no material default exists on the part of the lessees thereunder, or the Lino Lakes Owner and/or Maple Grove Owner as lessor, (d) that no Rents have been paid by any of the lessees for more than one month in advance; (e) that the payment of none of the Rents have been or are promised to be waived, released, reduced, discounted or otherwise discharged or compromised by Borrower, Lino Lakes Owner or Maple Grove Owner directly or indirectly by assuming any lessee’s obligations with respect to other premises; and (f) Borrower, Lino Lakes Owner and/or Maple Grove Owner has good right to sell, assign, transfer, and set over the same and to grant to and confer upon Lender the rights, interests, powers, and authorities herein granted and conferred and those granted and conferred in that certain Assignment of Rents and Leases dated simultaneously herewith relating to the Properties (other than any assignment of the Leases and Rent made in connection with the existing mortgage on the Lino Lakes Property held by The Prudential Insurance Company of America).  The terms "Leases" and "Rents" herein shall have the definitions given to them in the Mortgage.

ARTICLE 8.    HAZARDOUS MATERIALS

8.1.
DEFINITIONS. "Hazardous Materials Claims" as used herein shall mean any claims, actions, proceedings or investigations known to, pending or threatened against Borrower or the Properties by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.  "Hazardous Materials" as used herein shall mean collectively any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are  "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "wastes," "regulated substances," "industrial solid wastes," or "pollutants or contaminants" under the Hazardous Materials Laws, as described below, and/or any other applicable environmental laws, ordinances and regulations.  "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Properties which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.  "Hazardous Materials Laws" as used herein shall mean all laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: any and all applicable federal, state or local directive, statute, law, rule, regulation, ordinance or rule of common law in effect and any judicial or administrative decision, including any judicial or administrative order, consent decree or judgment, relating to the control of any pollutant or hazardous material, the protection of the environment or the effect of the environment on human health, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1252 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 20 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C. Section 11001 et seq.; and the Minnesota Environmental Response and Liability Act, Minn. Stat. Section 115B.02 et seq.; each as now and hereafter amended, and the regulations thereunder, and any other local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Properties; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

8.2.	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

a.
No Hazardous Activities.  Borrower shall not cause or (subject to the provisions of the tenant Leases at the Maple Grove Property) permit the Properties to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

b.	Compliance. Borrower shall, subject to the provisions of the Leases, comply and cause the Properties and the Properties’ tenants to comply with all Hazardous Materials Laws.

c.
Notices.  Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Properties of which Borrower has knowledge (except so long as any such Hazardous Materials are used, stored and handled in accordance with all Hazardous Materials Laws); (ii) any knowledge by Borrower that the Properties do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims of which Borrower has knowledge; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Properties of which Borrower has knowledge that could cause the Properties or any part thereof to become contaminated with Hazardous Materials.

d.
Removal and/or Remedial Action.  In response to the presence of any Hazardous Materials on, under or about the Properties, Borrower shall immediately take or cause to be taken, at Borrower’s sole expense, all actions required by any Hazardous Materials Laws or any regulatory agency, governing body, judgment, consent decree, settlement or compromise with respect to any Hazardous Materials Claims.

8.3.
INSPECTION BY LENDER.  Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) but no more than once in any twelve month period (unless Lender has reason to believe a release of any Hazardous Materials into, onto, beneath or from the Properties has occurred or is likely to occur), enter and inspect the Properties for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Properties, subject to the rights of tenants under the Leases.  Borrower shall deliver to Lender, within thirty (30) days after the Effective Date, a Phase I environmental report for the Maple Grove Property.  In the event that such report indicates that further testing is required or recommended, such testing shall be arranged for by Borrower at Borrower’s sole cost and expense, which shall include obtaining a Phase II environmental report within sixty (60) days after receipt of a Phase I indicating that such Phase II is required or recommended, and Borrower shall otherwise comply with Section 8.2(d) of this Agreement in the event that such report or further testing indicate that any necessary action must be taken.

8.4.
HAZARDOUS MATERIALS INDEMNITY.  Borrower hereby agrees to defend, indemnify and hold harmless Lender, Lender’s parents, subsidiaries and affiliates, any holder of or participant in the Loan, and all directors, officers, employees, agents, successors and assigns of any of the foregoing ("Indemnitees") for, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorneys’ fees and expenses) which any Indemnitee may incur as a direct or indirect consequence of the use, generation, release, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Properties, any violation or claim of violation of any Hazardous Materials Laws with respect to the Properties, or any indemnity claim by a third party against one or more Indemnitees in connection with any of the foregoing.  Notwithstanding the foregoing provisions of this Section 8.4 to the contrary, Borrower shall have no obligation to indemnify any of the Indemnitees pursuant to this Section 8.4 for losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses to the extent resulting from any Indemnitee, and its successors’ or assigns’, willful misconduct or gross negligence or resulting from any Hazardous Material initially placed in, on, under or about the Property or Properties during possession of the Property or Properties, as applicable, by Indemnitee, or its successors’ or assigns’.  Each Indemnitee shall have the right at its own expense at any time to appear in, and to participate in as a party if it so elects, and be represented by counsel of its own choice in, any action or proceeding initiated in connection with any Hazardous Materials Laws that affect the Properties.  Borrower shall immediately pay to the applicable Indemnitee(s) upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note.

8.5.
LEGAL EFFECT OF SECTION.  Borrower and Lender agree that Borrower’s duty to defend and indemnify the Indemnitees hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Mortgage or the Pledge, or transfer of the collateral thereunder in lieu thereof; (ii) the discharge of the Mortgage or the Pledge; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 9.   COVENANTS

9.1.
EXPENSES.  Borrower shall immediately pay to Lender upon demand all reasonable costs and expenses incurred by Lender in connection with: (a) the administration of this Agreement, the other Loan Documents and any other documents required by Lender during the term of the Loan; and (b) the enforcement or satisfaction by Lender of any of the obligations of Borrower, Lino Lakes Owner, and/or Maple Grove Owner under this Agreement and the other Loan Documents.  For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal and appraisal review fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, recording and filing fees, title examination and lien search fees, escrow fees, and the cost to Lender of any title insurance premiums, title surveys, recording fees, mortgage registration tax, tax service contracts and notary fees.  If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

9.2.
LEASING.  Borrower covenants to cause Lino Lakes Owner and Maple Grove Owner, and Borrower covenants: (a) not to collect any of the Rents for more than one (1) month in advance of the time when the same become due under the terms thereof; (b) not to discount any future accruing Rents; (c) not to execute any other assignments of Leases or any interest therein or any of the Rents thereunder (other than in connection with the existing mortgage on the Lino Lakes Property held by The Prudential Insurance Company of America), (d) not to terminate, modify or amend the Leases or any of the terms thereof, or grant any concessions in connection therewith, either orally or in writing, or to accept a surrender thereof without the written consent of Lender and that any attempted termination, modification, or amendment of the Leases without such written consent shall be null and void; (e) to perform all of their respective covenants and agreements as lessor under the Leases and not to suffer or permit to occur any release of liability of the lessees, or any rights to withhold payment of Rent; and to give prompt notices to Lender of any notice of default on their part with respect to the Leases received from the lessees thereunder, and to furnish Lender with complete copies of said notices; (f) not to alter, modify or change the terms of any guarantees of any of the Leases or cancel or terminate such guarantees without the prior written consent of Lender; (g) not to consent to any assignments of the Leases, or any subletting thereunder whether or not in accordance with their terms, without the prior written consent of Lender; (h) not to exercise any right of election, whether specifically set forth in any such Lease or otherwise, which would in any way diminish the tenant’s liability or have the effect of shortening the stated term of the Lease.  The terms "Leases" and "Rents" herein shall have the definitions given to them in the Mortgage.

9.3.
APPROVAL OF NEW LEASES AND BROKERAGE AGREEMENTS. All New Leases of all or any part of the Properties, and all brokerage agreements relating thereto, shall: (a) be upon terms and, in the case of New Leases, with tenants approved by Lender prior to Borrower’s execution of any such New Lease or brokerage agreement; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Lender.

9.4.
INCOME TO BE APPLIED TO DEBT SERVICE.  In no event shall any Operating Income or Gross Transaction Consideration be distributed to any partners, venturer, member or equity investor of Borrower except as permitted by this Agreement.

9.5.
OPINION OF LEGAL COUNSEL.  Borrower shall provide, at Borrower's expense, an opinion of legal counsel in form and content satisfactory to Lender in connection with the execution, delivery and enforceability of the Loan Documents (other than as to the enforceability of the Mortgage or Assignment of Rents and Leases) as contemplated herein.

9.6.
FURTHER ASSURANCES.  Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any person or entity affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as determined by Lender, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.  This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Maple Grove Property or the Pledge.

9.7.
ASSIGNMENT.  Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.  In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in owning and managing commercial real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.8.
INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A CONSEQUENCE OF: (A) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (B) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT;  THE FOREGOING INDEMNITEES SHALL BE ENTITLED TO APPEAR IN ANY ACTION OR PROCEEDING WITH COUNSEL OF THEIR OWN CHOICE, AND/OR TO SETTLE OR COMPROMISE ANY CLAIM ASSERTED AGAINST THEM.  BORROWER SHALL IMMEDIATELY PAY TO ANY INDEMNITEE UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE REPLACEMENT NOTES.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES DESCRIBED HEREIN SHALL SURVIVE CANCELLATION OF THE REPLACEMENT NOTES AND THE RELEASE OR DISCHARGE OF THE MORTGAGE.  NOTWITHSTANDING THE FOREGOING, BORROWER WILL HAVE NO OBLIGATION TO INDEMNIFY ANY PARTY FOR ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM SUCH PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

9.9.
NO PARTNERSHIP CHANGES.                                                                  Borrower shall not, without Lender’s prior written consent, to the extent of its ability to do so, make or permit to be made any amendments to the operating agreement or other formation documents of Borrower, Omaha, Lino Lakes Owner, and/or Maple Grove Owner which would have an adverse effect on the ability of Borrower to own and operate its properties or to perform its obligations and/or covenants under this Loan.

9.10.
SUBORDINATION OF AFFILIATE DEBT. Borrower shall cause all debt payable by Borrower to (a) any person or entity having an equity interest in Borrower, or (b) any entity in which an equity interest is held by Borrower or any person or entity having equity interest in the Borrower, to be subordinated to this Loan, and no such debt shall be secured in whole or in part by the property which is the subject of the Mortgage.

ARTICLE 10.    REPORTING COVENANTS

10.1.
FINANCIAL INFORMATION.   Borrower shall deliver to Lender as soon as available, but in no event later than 90 days after Borrower’s fiscal year end, Borrower’s current financial statements (including without limitation, an income and expense statement, balance sheet and a statement of NOI, together with supporting property and mortgage debt schedules for the Borrower and Lino Lakes Owner, Maple Grove Owner and Omaha) and Borrower’s current tax return signed by Borrower together with any other financial information including, without limitation, quarterly financial statements, annual financial statements, cash flow projections, and quarterly NOI statements reasonably requested by Lender but which shall include, in any event, monthly statements, delivered no later than 15 days after each calendar month showing in reasonable detail NOI and Net Proceeds during such month.  Borrower shall also deliver to Lender, as soon as available, but in no event later than 90 days after the fiscal year end, for each of Lino Lakes Owner, Maple Grove Owner and Omaha current financial statements (including, without limitation a balance sheet), insurance statement, statement of NOI, with supporting principal and mortgage debt schedules in form and substance reasonably acceptable to Lender, signed by each of Lino Lakes Owner, Maple Grove Owner and Omaha, as applicable, and certified to be true, correct and complete in all materials respects.  Borrower shall also deliver to Lender, within 30 days of filing, tax returns, certified by each of Lino Lakes Owner, Maple Grove Owner and Omaha, as applicable, to be true and complete copies of such returns, for each of Lino Lakes Owner, Maple Grove Owner and Omaha.

Within 15 days of Lender’s request, Borrower shall also deliver to Lender such quarterly and other financial information regarding any persons or entities in any way obligated on the Loan as Lender may specify.  If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within 15 days of Borrower's receipt of such audited financial information.  Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.  Notwithstanding anything to the contrary in this Section 10.1, in no event shall Lender require that K-1 Schedules of individual investors be provided.

10.2.
LEASING REPORTS AND OPERATING STATEMENTS.  Borrower shall deliver to Lender monthly, at the time of Borrower’s monthly Loan payments pursuant to this Agreement, rent rolls, leasing schedules and reports, and/or such other leasing information as Lender shall request with respect to the Properties, each in form and substance satisfactory to Lender.

ARTICLE 11.    DEFAULTS AND REMEDIES

11.1.	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("Default") under this Agreement and the other Loan Documents:

a.
Monetary.  Borrower’s failure to pay within fifteen (15) days of when the same is due any sums payable under the Replacement Notes or any of the other Loan Documents or Borrower’s failure to deposit any funds ("Borrower’s Funds") as and when required under this Agreement, or the failure to make the required payment due on a Maturity Date (as same may have been extended), for which no notice to Borrower from Lender is required; or

b.
Performance of Obligations.  The failure of Borrower, Lino Lakes Owner and/or Maple Grove Owner, as applicable, to perform any obligation, covenant or condition under any of the Replacement Notes or any of the other Loan Documents; provided, however, that if a cure period is provided for the remedy of such failure, failure to perform will not constitute a Default until such date as the specified cure period expires; or

c.
Lien; Attachment; Condemnation. (i) The recording of any notice of unpaid balance or claim of lien against the Properties (except for the existing mortgage on the Lino Lakes Property) and the continuance of such notice of unpaid balance or claim of lien for forty-five (45) days after Borrower obtains notice of such recording or forty-five (45) calendar days after Lender’s demand, whichever occurs first, without discharge, satisfaction or provision for payment being made by Borrower in a manner reasonably satisfactory to Lender; or (ii) the occurrence of a material uninsured casualty loss (except to the extent that funds have been deposited with Lender pursuant to the terms of the Mortgage specifically for the payment of such premiums and not applied by Lender to pay such premiums as required thereby) with respect to, any material portion of the Properties; or (iii) the sequestration or attachment of, or any levy or execution upon, any of the Property or any other collateral provided by Borrower or any other party under any of the Loan Documents which is not released, expunged or dismissed within sixty (60) days; or

d.
Representations and Warranties.  (i) The failure of any representation or warranty of Borrower in any of the Loan Documents or by any of Lino Lakes Owner and/or Maple Grove Owner in any of the Loan Documents and the continuation of such failure for more than 10 days after written notice to Borrower from Lender requesting that Borrower cure such failure; or

e.
Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower, any of Lino Lakes Owner, and/or Maple Grove Owner, or the general partner of Borrower of a petition for relief under the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330) as now or hereafter amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, Lino Lakes Owner, and/or Maple Grove Owner, or the general partner of Borrower of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of such entity to effect a full dismissal of such proceeding within 90 days after the date of filing such proceeding; (iii) a general assignment by Borrower, any of Lino Lakes Owner, Maple Grove Owner and/or Omaha, or the general partner of Borrower for the benefit of creditors; or (iv) Borrower, any of Lino Lakes Owner, Maple Grove Owner and/or Omaha or the general partner of Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

f.	Intentionally Omitted.

g.
Transfer of Assets.  The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of the assets of Borrower except as permitted by this Loan Agreement and in accordance with the provisions of Article 5 hereof; or

h.
Derivative Default.  The occurrence and continuance beyond any applicable grace, notice and cure periods of a default by Borrower or a termination event with respect to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Lender in connection with the Loan; or

i.
Pledge or Mortgage.  The occurrence of a default under the Pledge or Mortgage including, without limitation, any failure to perform any covenant, condition, or obligation thereunder, provided, however, that if a cure period is provided for the remedy of such failure, failure to perform will not constitute a Default until such date as the specified cure period expires; or

j.
Termination of Existing Tenant Lease.  With respect to all leases, licenses and agreements for occupancy of the Properties or any portion thereof that are now existing (the "Existing Tenant Leases"), the surrender, abandonment, termination or rescission of any such Existing Tenant Lease for space at any of the Properties, which space is not re-leased within one hundred eighty (180) days on market terms and conditions as approved by Lender; or

k.	First Mortgage. The occurrence of a default under that certain first mortgage lien on the Lino Lakes Property beyond any applicable notice and/or cure period thereunder.

l.
Other Transfer of Assets.  The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Lino Lakes Owner or Maple Grove Owner other than in the ordinary course of business of said entity or as permitted by this Loan Agreement, the Pledge and the Mortgage, and in accordance with the provisions of Article 5 hereof; or

m.	Intentionally Omitted.

n.
Other Obligations.  Borrower or any of Lino Lakes Owner, and/or Maple Grove Owner shall default in any obligation to Lender, whether direct or indirect, absolute or contingent, which default is not cured within any applicable notice and/or cure period.

11.2.
ACCELERATION UPON DEFAULT; REMEDIES.  Upon the occurrence of any Default specified herein, Lender may, at its sole option, declare all sums owing to Lender under the Replacement Notes, this Agreement and the other Loan Documents immediately due and payable, after which time such sums shall, at Lender’s option, bear interest at the Default Rate.  Upon such acceleration, Lender may, in addition to all other remedies permitted under the Replacement Notes and this Agreement and the other Loan Documents and at law or equity, apply the Reserve, NOI Reserve, NOI and/or Net Proceeds, if any, to the sums owing under the Loan Documents in such order and priority as Lender shall determine in its sole discretion and notwithstanding any other provision of this Loan Agreement relating to application or priority thereof.

11.3.
DISBURSEMENTS TO THIRD PARTIES.  Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the funds of Lender, or from any amounts in deposit accounts maintained by Borrower with Lender.  If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender.  In such case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such repayment has been made by Borrower to Lender.  As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited with Lender pursuant to the Loan Documents.

11.4.	SET OFF. Upon the occurrence of a Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

11.5.
RIGHTS CUMULATIVE; NO WAIVER.  All of Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time.  Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults.  No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition.  Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.  Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

ARTICLE 12.    MISCELLANEOUS PROVISIONS

12.1.
NOTICES.  All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid.  Notices so sent shall be effective 3 days after mailing, if mailed by first class mail, and otherwise upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Borrower:                                SB Partners
c/o Sentinel Real Estate Corporation
1251 Avenue of the Americas
New York, New York 10020
Attn: George N. Tietjen, III

Lino Lakes Owner:                                Lino Lakes Realty, LLC
c/o Sentinel Real Estate Corporation
1251 Avenue of the Americas
New York, New York 10020
Attn: George N. Tietjen, III

Maple Grove Owner:                                           Eagle IV Realty, LLC
c/o Sentinel Real Estate Corporation
1251 Avenue of the Americas
New York, New York 10020
Attn: George N. Tietjen, III

Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION
Special Situations Group
375 Park Avenue, 5th Floor
New York, NY 10152
Attn: Michael Cook

12.2.
RELATIONSHIP OF PARTIES.  The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

12.3.
ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.  If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all reasonable costs incurred by Lender in connection therewith.  In the event of legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

12.4.
IMMEDIATELY AVAILABLE FUNDS.  All amounts payable by Borrower to Lender shall be payable only in United States currency in immediately available funds, at such places as may be designated in writing by Lender, no later than 11 AM Eastern Standard Time or Eastern Daylight Time, as applicable.  Any amounts received after such time shall be credited the next Business Day.

12.5.
LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.  Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion.  Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, Borrower, any constituent partner, shareholder, member or manager of Borrower, any Guarantor, any indemnitor and any non-borrower mortgagor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan.  The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

12.6.
LENDER’S AGENTS.  Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents.  Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.  Borrower shall pay the reasonable costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

12.7.
WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

12.8.
SEVERABILITY.  If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

12.9.
HEIRS, SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

12.10.
ATTORNEY IN FACT.  Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney in fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to correct patent mistakes in the Loan Documents, provided that no such action shall (i) change the economic terms of the Loan Documents, or (ii) increase the liability under the Loan Documents.

12.11.	TAX SERVICE. Lender is authorized, at Borrower’s expense, to obtain a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.

12.12.	TIME. Time is of the essence of each and every term of this Agreement.

12.13.
GOVERNING LAW.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the state of New York except that the law of the State where the Maple Grove Property shall govern in connection with the Mortgage and the enforcement thereof by Lender, except to the extent preempted by federal laws.

12.14.
JURISDICTION; VENUE.  Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the State of New York over any suit, action, or proceeding, brought by Borrower against Lender, arising out of or relating to the Loan Documents or the Loan; (b) any state or federal court sitting in the state where the Property is located or the state in which Borrower’s principal place of business is located over any suit, action or proceeding, brought by Lender against Borrower, arising out of or relating to any of the Loan Documents or the Loan; (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Lender to exercise its power to foreclose the Property or any action brought by Lender to enforce its rights with respect to any other collateral under the Loan Documents, and (d) consents to service of process by any means authorized by the law of the state where the Property is located or federal law.  Borrower irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

12.15.
INTEGRATION; INTERPRETATION; INCONSISTENCIES.  The Joinder Agreement is hereby terminated and shall be of no further force and effect.  The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.  In the event of any inconsistencies between the terms of this Loan Agreement and the terms of any other Loan Document, the terms of this Loan Agreement shall prevail.

12.16.	Intentionally Omitted.

12.17.
FORM OF DOCUMENTS.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

12.18.
NO THIRD PARTIES BENEFITED.  No person other than Lender, Borrower, Omaha, Maple Grove Owner and Lino Lakes Owner and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

12.19.
ACTIONS.  Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

12.20.
LENDER’S CONSENT.  Wherever in this Agreement or the other Loan Documents there is a requirement for Lender’s approval or consent and/or a document to be provided or an action taken "to the satisfaction of Lender", it is understood by such phrase that, except as expressly modified herein or therein, Lender shall exercise its approval, consent, right or judgment in a reasonable manner given the specific facts and circumstances applicable at the time.  Lender shall have no liability for damages to Borrower for its refusal or failure to give such determination, consent or approval.

12.21.
EFFECT OF BANKRUPTCY.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must refund or restore any payment, or any part thereof, received by Lender in satisfaction of the Loan, including the Curtailment, any prior release or discharge from the terms of the Loan given by Lender shall be without effect, and such amount shall be added to the then principal of the A-Note or B-Note to which it was applied as if such payment had not been made, and all other Loan Documents shall remain in effect.

12.22.
HEADINGS.  All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

12.23.
ELECTRONIC TRANSMISSION OF DATA:  Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet.  This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other persons involved with the subject matter of this Agreement.  Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Lender does not control the method of transmittal or service providers, (b) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) Borrower will release, hold harmless and indemnify Lender for, from and against any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

12.24.
WAIVERS.  Borrower hereby waives and releases all claims or demands of any nature whatsoever that it has against Lender, whether arising under the Loan Documents, by reason of any discussions heretofore had with Lender about the Loan, the entry into and consummation of this Agreement or by any acts or omissions of Lender or its directors, officers, employees, affiliates, attorneys or agents, or otherwise, and any claim that Lender is a mortgagee-in-possession, whether known or unknown, existing as of the effective date of this Agreement, and further waive and release any and all defenses or offsets of any nature whatsoever existing as of the effective date of this Agreement to the payment of the Loan or the performance of their obligations under the Loan Documents.  Borrower hereby waives any claim for monetary damages against Lender which Borrower may have as of the effective date of this Agreement based on any assertion that Lender has unreasonably withheld or unreasonably delayed any determination, consent or approval, and Borrower agrees that its sole remedy therefor shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment with respect thereto.  The agreements contained in this Section shall survive any termination of this Agreement.

12.25.
COUNTERPARTS.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

12.26.	EXHIBITS INCORPORATED. Exhibits A, B, C, D, E, F and G attached hereto, are incorporated into this Agreement.

                                                                           [signatures follow]

853313v13   012381.0100

Loan No. [LOAN NUMBER]

               IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first set forth above.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Michael Cook
Name: Michael Cook
Title: Vice President

BORROWER:

SB PARTNERS, a New York limited partnership

By: SB Partners Real Estate Corporation, a New York corporation, its sole general partner

       By: /s/ George N. Tietjen III
Name: George N. Tietjen III
Title: Vice President

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT A - DESCRIPTION OF MAPLE GROVE PROPERTY

Exhibit A to LOAN AGREEMENT between SB PARTNERS, as "Borrower", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender", dated as of __________________.

All that certain real property located at 11400 73rd Avenue North, Maple Grove, MN, described as follows:

PARCEL 1:

Lot 1, Block 1, C.E.D. Plaza, Hennepin County, Minnesota.

PARCEL 2:

That part of vacated 73rd Avenue North as dedicated in the plat of C.E.D. Plaza which lies westerly of the southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies northerly and easterly of Line "A" described below; and

That part of vacated 73rd Avenue North as dedicated in the plat of Deerwood Homes 4th Addition which lies westerly of the southerly extension of the East line of Lot 1, Block 1, C.E.D. Plaza, and which lies northerly and easterly of Line "A" described below.

Line "A": Beginning at the most westerly corner of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the northwesterly extension of the southwesterly line of said Outlot E a distance of 77.01 feet; thence northwesterly a distance of 323.22 feet, along a tangential curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 3:

That part of vacated County Road No. 130, now known as 73rd Avenue North, as donated and dedicated in the plat of C.E.D. Plaza, according to the recorded plat, Hennepin County, Minnesota, which lies West of the southerly extension of the East line of Lot 1, Block 1 C.E.D. Plaza and which lies northerly of a line 40.00 feet Northeasterly and Northerly of and parallel with the following-described line: Commencing at the northeast corner of the Southeast Quarter of Section 26, Township 119, Range 22; thence South 0 degrees 56 minutes 42 seconds East, assumed bearing, along the East line of said Southeast Quarter 26837 feet to the point of beginning of said line to be herein described; thence North 71 degrees 20 minutes 15 seconds West 724.84 feet; thence Northwesterly 310.86 feet along a tangential curve, concave to the Southwest, having a radius of 1005.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

PARCEL 4:

That part of vacated 73rd Avenue North as dedicated in the plat of TROUT PONDS which lies northeasterly of the following-described line: Beginning at the most westerly comer of Outlot E in Deerwood Homes 4th Addition; thence North 71 degrees 20 minutes 15 seconds West, assumed bearing, along the northwesterly extension of the southwesterly line of said Outlot E a distance of 77.01 feet; thence northwesterly a distance of 323.22 feet, along a tangible curve concave to the Southwest having a radius of 1,045.40 feet and a central angle of 17 degrees 42 minutes 54 seconds and said line there terminating.

Assessor’s Parcel Number or PIN:  26-119-22-14-0002.

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT B - DESCRIPTION OF LINO LAKES PROPERTY

Exhibit B to LOAN AGREEMENT between SB PARTNERS, as "Borrower", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender", dated as of __________________.

All that certain real property located at 435 Park Court, Lino Lakes, MN, described as follows:

Lot 2, Block 1, Marshan Lake Industrial park, Anoka County, Minnesota.

Assessor’s Parcel Number or PIN:  17-31-22-23-0022.

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT C – NET NAPERVILLE PROCEEDS

Exhibit C to LOAN AGREEMENT between SB PARTNERS, as "Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender", dated as of ______________________.

SB Partners
Sale of 175 Ambassador Drive, Naperville, IL
to Duke Realty LP
December 3, 2010

Gross Naperville Consideration	$ 19,500,000.00

Payoff First Mortgage Loan secured by Prudential	(6,477,000.51)
Approved Closing Costs:
Broker commission - CB Richard Ellis	(358,750.00)
Moses & Singer LLP, less $25,000 credit paid to Wachovia,
for Wells Fargo legal expenses incurred in Loan Agreement
modification with SB Partners	(84,714.41)
SB Partners Appraisal Costs (Loan Agreement modification)	(24,840.00)
Survey update (paid outside of closing)	(2,240.00)
Seller legal fees - Ingram Yuzek Gainen Carroll and Bertolotti	(28,000.00)
Owners's Title Policy Premium	(5,450.00)
First American Title closing fee - 50%	(375.00)
Transfer tax - county	(9,750.00)
Transfer tax - state	(19,500.00)
Transfer tax - city	(58,500.00)
First American Title MGR Service fees	(350.00)
First American Title recording fee	(100.00)
Gross Proceeds from Naperville Property Sale	12,430,430.08
"Reserve" for tenant improvements and leasing commissions	500,000.00
Net Naperville Proceeds and Curtailment	$ 11,930,430.08

Disposition of Gross Proceeds from Naperville Property Sale:
"Reserve" for tenant improvements and leasing commissions	500,000.00
Mandatory paydown to Wachovia Bank, N.A.	10,500,000.00
Prepayment of mandatory monthly amortization of
$30,000 per month for 47 months. If closing
occurs effective May 1, 2011, amortization is paid
through and including payment due March 1, 2015	1,410,000.00
Prepayment of a portion of mandatory monthly amortization of
$30,000 per month for the 48th month following closing of
extension - partial prepayment for payment due April 1, 2015	20,430.08

$ 12,430,430.08

C-

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT D - DOCUMENTS

Exhibit D to LOAN AGREEMENT between SB PARTNERS, as "Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender", dated as of ______________________.

1.
LOAN DOCUMENTS.  The documents listed below, numbered 1.1 through 1.13, inclusive, of even date herewith (unless otherwise specified), and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1.	This Agreement.

1.2.	A-Note.

1.3.	B-Note

1.4.	Mortgage.

1.5.	Pledge Agreement executed by Borrower in favor of Lender [Re Maple Grove Owner].

1.6.	Manager Subordination Agreement executed by Manager.

1.7.	Assignment of Rents and Leases.

1.8.	Certificate as to Property Matters [Re the Lino Lakes Property].

1.9.	Certificate as to Property Matters [Re the Maple Grove Property].

1.10.	UCC-1 Financing Statement Re Mortgage, to be filed with DE SOS.

1.11.	UCC-1 Financing Statement Re Mortgage, to be filed with MN SOS.

1.12.	UCC-1 Financing Statement Re Pledge Agreement, to be filed with NY SOS.

1.13.	UCC-1 Financing Statement Re Loan Agreement negative pledge, to be filed with NY SOS.

D-1

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT E – AMORTIZATION SCHEDULE

Exhibit E to LOAN AGREEMENT between SB PARTNERS, as "Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender", dated as of ______________________.

SB Partners
A-Note Fixed (Minimum) Amortization

A-Note Fixed Annual Amortization		$ 360,000.00
Net Naperville Proceeds		$ 11,930,430.08

Payment Date	Period	Minimum Fixed Amortization

1-May-2011	1	$0.00
1-Jun-2011	2	$0.00
1-Jul-2011	3	$0.00
1-Aug-2011	4	$0.00
1-Sep-2011	5	$0.00
1-Oct-2011	6	$0.00
1-Nov-2011	7	$0.00
1-Dec-2011	8	$0.00
1-Jan-2012	9	$0.00
1-Feb-2012	10	$0.00
1-Mar-2012	11	$0.00
1-Apr-2012	12	$0.00
1-May-2012	13	$0.00
1-Jun-2012	14	$0.00
1-Jul-2012	15	$0.00
1-Aug-2012	16	$0.00
1-Sep-2012	17	$0.00
1-Oct-2012	18	$0.00
1-Nov-2012	19	$0.00
1-Dec-2012	20	$0.00
1-Jan-2013	21	$0.00
1-Feb-2013	22	$0.00
1-Mar-2013	23	$0.00
1-Apr-2013	24	$0.00
1-May-2013	25	$0.00
1-Jun-2013	26	$0.00
1-Jul-2013	27	$0.00
1-Aug-2013	28	$0.00
1-Sep-2013	29	$0.00
1-Oct-2013	30	$0.00
1-Nov-2013	31	$0.00
1-Dec-2013	32	$0.00
1-Jan-2014	33	$0.00
1-Feb-2014	34	$0.00
1-Mar-2014	35	$0.00
1-Apr-2014	36	$0.00
1-May-2014	37	$0.00
1-Jun-2014	38	$0.00
1-Jul-2014	39	$0.00
1-Aug-2014	40	$0.00
1-Sep-2014	41	$0.00
1-Oct-2014	42	$0.00
1-Nov-2014	43	$0.00
1-Dec-2014	44	$0.00
1-Jan-2015	45	$0.00
1-Feb-2015	46	$0.00
1-Mar-2015	47	$0.00
1-Apr-2015	48	$9,569.92
1-May-2015	49	$30,000.00
1-Jun-2015	50	$30,000.00
1-Jul-2015	51	$30,000.00
1-Aug-2015	52	$30,000.00
1-Sep-2015	53	$30,000.00
1-Oct-2015	54	$30,000.00
1-Nov-2015	55	$30,000.00
1-Dec-2015	56	$30,000.00
1-Jan-2016	57	$30,000.00
1-Feb-2016	58	$30,000.00
1-Mar-2016	59	$30,000.00
1-Apr-2016	60	$30,000.00
1-May-2016	61	$30,000.00
1-Jun-2016	62	$30,000.00
1-Jul-2016	63	$30,000.00

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT F – ILLUSTRATION OF NOI APPLICATION

			Notes / Assumptions
Loan outstanding (prior to restructure closing)		22,000,000.00

Gross Naperville Consideration		12,430,430.08
Reserve Account		500,000.00
Net Naperville Proceeds		11,930,430.08

New loan amounts:
A-Note prior to Curtailment		16,000,000.00
Curtailment (Net Naperville Proceeds)		11,930,430.08
A-Note		4,069,569.92
B-Note		6,000,000.00

Year 1 cash flow:
Property NOI		1,672,777.00	Net Operating Income from Maple Grove Property and Lino Lakes Property. Assumes no Operating Income from Omaha.
Included Capital Expenditures		0.00	Capped at $300,000 annually
Property debt service		580,000.00	Lino Lakes Realty LLC $10.0 million first mortgage at 5.80% interest only
Subtotal: Operating Expenses		580,000.00

NOI		1,092,777.00
A-Note Interest	5.00%	206,000.00
A-Note fixed amortization		0.00
Net Naperville Proceeds in excess of $10.5 million shall be applied as an offset to the A-Note fixed amortization of $30,000 per month. Amortization commences April 1, 2015 based on Net Naperville Proceeds.

Partnership Expenses		350,400.00
Excluded Partnership Expenses
SREIS Tax Service Fees		-44,000.00
SREC Bank Fees		-6,200.00
Fund Management Fee	50.00%	425,000.00	Assumed based on 50% of $852,483 Fund Management Fee as of the Effective Date.

Net cash flow after A-Note interest and fixed amortization & Fund Management Fee		161,577.00

Excess NOI	60.0%	100,000.00
60% Excess NOI to Lender with a minimum $100,000, to the extent available. Applied per loan agreement to A-Note principal until the A-Note is paid in full and then to B-Note interest followed by B-Note principal.

Borrower's Share of NOI		61,577.00	Capped at $250,000 annually. The Fund Management Fee plus Borrower's Share of NOI is capped at $700,000 annually

853313v13   012381.0100

Loan No. [LOAN NUMBER]

EXHIBIT G – PARTNERSHIP EXPENSES

Estimated 2011 Proforma Partnership Expenses

Audit and Tax Fees                                                                                                        $129,400

SEC Filing Costs                                                                                                              2,400

SEC XBRL Consulting                                                                                                            15,000

Investor Services and Record Maintenance                                                                                                            83,000

Legal                                                                                                            10,500

Printing                                                                                                            20,500

Bookkeeping                                                                                                            13,000

IT                                                                                                              5,000

Corporate Taxes                                                                                                              2,000

Admin.                                                                                                              1,200

Filing Fees                                                                                                              5,200

Corporate Insurance                                                                                                            13,000

Total 2011 Proforma Partnership Expenses                                                                                                        $300,200

853313v13   012381.0100